UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): November 15, 2016

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 2.02              Results of Operations and Financial Condition.

Hanger, Inc. (the “Company”) has previously reported in its Current Reports on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 17, 2015, March 23, 2015, June 9, 2015, September 21, 2015, November 12, 2015, February 26, 2016, May 10, 2016 and August 1, 2016 (the “Prior Form 8-Ks”) that the Company will be restating certain previously filed financial statements and other financial data as a result of various accounting issues and related matters. The Company has not yet filed financial statements for the third quarter of 2014, the fourth quarter and full year ended December 31, 2014, the first, second and third quarters of 2015, the fourth quarter and full year ended December 31, 2015, and the first, second and third quarters of 2016. As previously disclosed in the Prior Form 8-Ks, certain of Company’s filings will be further delayed for an extended period of time. The Company is working to complete its accounting processes, prepare its restated financial statements for 2012, 2013 and 2014, and file its Annual Report on Form 10-K for the year ended December 31, 2014 as expeditiously as possible.

Despite delays arising from the ongoing reconstruction, reconciliation and correction of historical financial and accounting data and records, the Company believes it will commence making its filings with the SEC in the first quarter of 2017.  The Company’s first filing will be its Annual Report on Form 10-K for the year ended December 31, 2014, which will include financial statements for 2014 and restated financial statements for 2012 and 2013.  Thereafter, the Company will commence the preparation and audit of its 2015 and 2016 financial statements.

As previously disclosed by the Company in its Current Reports on Form 8-K filed on November 12, 2015, February 26, 2016,  May 10, 2016, and June 7, 2016, the Audit Committee of the Board of Directors had retained counsel to conduct an investigation of the circumstances surrounding the accounting misstatements that led to the restatement.  The investigation concluded and the results of the investigation were reported by the Company in its Current Report on Form 8-K filed on June 7, 2016.  Based on the results of the investigation, management decided to perform additional reviews, re-perform procedures and validate historical source accounting data and journal entries for 2014 and prior periods.  This work is ongoing.

In addition to the accounting and financial report preparation activities discussed above, as well as the evaluation and remediation of the Company’s accounting issues as disclosed in the Prior Form 8-Ks, the Company continues to expend significant time on other accounting, financial statement preparation, and audit support related activities relating to prior reported periods, including: (i) the Company’s review, documentation and testing of the change in its inventory estimation methods, process and controls implemented in the fourth quarter of 2014, and in particular its work-in-process estimation methods; (ii) the Company’s review of fixed asset additions for historical periods and its physical observation of certain individual fixed assets to ensure continued use and existence; (iii) the Company’s determination of accounts receivable balances and reserves and related evaluations related to revenue recognition; (iv) the Company’s review of certain journal entries and their corresponding supporting materials; and (v) the preparation of tax provisions related thereto.  While the Company is endeavoring to complete these and other activities as soon as is possible, their successful completion is subject to certain testing and confirmation, the results of which could necessarily result in the expenditure of further time to complete the Company’s financial statements and filings.

The activities described above involve the identification, collection and technical evaluation of detailed transaction-level information and support relating to the years 2009 through 2014, which requires substantial time and effort. These conditions have contributed, and are expected to continue to contribute, to the time-consuming nature of the Company’s restatement and financial statement preparation processes. To address these demands, in addition to expanding its internal accounting resources, the Company is also expending significant funds with third party professional firms to assist in the preparation, review and audit of its accounting information, the cost of which is discussed below.

Cash Flow Data

Due to the continuing activities described above, the Company is not yet able to provide preliminary balance sheet or income statement data for the financial periods for which it has not yet provided financial statements or reports. The Company believes, however, that it has sufficient information from which to provide the following preliminary estimates of certain cash flow data for the periods set forth below.

The preliminary estimated amounts provided below are based on information currently available, which the Company believes is reasonable. However, the amounts remain subject to material change at such time as the Company files its financial statements and reports covering the periods set forth below, and there can be no assurance that these numbers will remain as disclosed herein in the financial statements and reports that the Company files with the SEC. Such changes, if they occur, may include re-classification of amounts between cash flow statement line items. For example, the Company is aware that its ongoing review of fixed asset additions could result in re-classifications between capital expenditures and operating cash flows in one or more of the presented periods, and changes in its classification of indebtedness associated with real property leases where the Company has been deemed to have had involvement in landlord construction could result in re-classifications between net cash used in financing activities and net cash provided by operating activities in one or more of the presented periods.

SUMMARY CASH FLOW INFORMATION

ESTIMATED AMOUNTS

SUBJECT TO FURTHER REVIEW AND MATERIAL CHANGE

(In Millions of Dollars; Unaudited)

	Nine month period ending September 30, 2015	Twelve month period ending December 31, 2015	Nine month period ending September 30, 2016	Twelve month period ending September 30, 2016

Net cash provided by / (used in) operating activities	$29	$57	$47	$75
Acquisitions	(10)	(10)	—	—
Purchase of property, plant and equipment, and other	(23)	(30)	(16)	(23)
Net cash used in investing activities	(33)	(40)	(16)	(23)
Net cash provided by / (used in) financing activities	14	27	(89)	(76)
Increase (decrease) in cash and cash equivalents	10	44	(58)	(24)
Cash and cash equivalents, at beginning of period	16	16	60	26
Cash and cash equivalents, at end of period	$26	$60	$2	$2
Other disclosures:
Cash interest paid	$17	$28	$31	$42
Net cash taxes paid / (refunds received)	18	18	(34)	(34)
Certain cash payments to 3rd party professional firms (as described below)	16	25	32	41
Non-cash financing and investing activities:
Issuance of notes in connection with acquisitions	$5	$5	$—	$—
Capital lease obligations	2	1	(2)	(3)

The “Other disclosures” information provided in the table above reflects items that are inherently included as deductions within the net cash numbers provided on the “Net cash provided by operating activities” line item.

“Certain cash payments to 3rd party professional firms” reflect amounts paid to third party professional firms in connection with the identification and remediation of the Company’s accounting issues, and the preparation and audit of its annual financial statements, in excess of the expenses historically incurred in connection with the Company’s annual financial statement preparation and audit activities. Disclosure of these expenditures has been provided to assist in the explanation of changes in the Company’s cash flow trends between the comparative periods disclosed in the table. Cash payments differ in timing from the Company’s recognition of expenses in that certain of these professional expenses incurred in connection with the 2014 audit but paid during 2015 and 2016 will be recognized in the year ended December 31, 2014. The Company currently estimates that expenses in excess of historically incurred amounts will be approximately $28.7 million for 2014, $21.9 million for 2015 and $36.3 million for 2016, for a total of $86.9 million for the three years, of which $58.9 million has been paid through September 30, 2016. The Company considers its historically incurred amounts to have been approximately $2.0 million a year, for a total of $30.7 million in total expenses in 2014, $23.9 million in 2015 and $38.3 million in 2016, for a total of $92.9 million for the three years. Amounts relating to these fees that have been incurred but not yet paid and reflected in the above table will be paid in future periods. These estimated amounts may increase depending on the nature of the activities and time necessary for the Company (with the assistance of its third party professional firms) and its auditors to comply with their respective financial accounting and auditing requirements.

During the second quarter of 2016, the Company extended the timing of its payments to certain vendors and undertook other actions affecting its working capital.  During the third quarter of 2016, the Company received federal income tax refunds totaling approximately $35.0 million.  These actions had the effect of increasing the Company’s operating cash flows during these periods as compared to the prior year periods.   This increase in operating cash flow should therefore not be considered reflective of any commensurate growth or improvement in the Company’s underlying operating results.

The Company paid $6.1 million in fees in 2015, and, through the date of this filing, paid $10.4 million in fees in 2016, to the holders of its debt to obtain the consent to modifications to the underlying debt instruments. Included in these amounts, the Company paid $1.7 million in 2015 and $4.1 million in 2016 to obtain amendments and waivers to the Credit Agreement, dated as of June 17, 2013 among the Company, the lenders from time to time party thereto and Bank of America, N.A. (the “Credit Agreement”).  The remaining $4.4 million of fees paid in 2015 and $6.3 million of fees paid in 2016 relate to the Fourth and Fifth Supplemental Indentures to the Indenture (the “Indenture”) among the Company, the Guarantors and Wilmington Trust Company, as Trustee, pursuant to which the Company had issued $200 million aggregate principal amount of Senior Notes due 2018 (the “Notes”).  The Company redeemed the Notes and the Indenture was satisfied and discharged in August 2016.   In addition to fees paid to holders of its debt, the Company also paid legal and professional fees in connection with these amendments and waivers of $1.7 million in 2015 and $8.0 million in 2016.

Liquidity

As discussed in a Form 8-K filed on August 1, 2016, the Company entered into the Fifth Amendment and Waiver, effective as of August 1, 2016 (the “Fifth Amendment and Waiver”), with respect to the Credit Agreement, which waives defaults and events of default under the Credit Agreement and also modifies certain of the terms and covenants contained in the Credit Agreement, including by increasing the applicable interest rates, with some of the modifications terminating at such time as the Company meets various conditions described above.  The Company also entered into the new credit agreement (the “Term B Credit Agreement”) by and among the Company, the various lenders party thereto and Wilmington Trust, National Association, as administrative agent, which provides for a $280 million senior unsecured term loan facility under which all outstanding principal is due at maturity on August 1, 2019 and all borrowings bear interest at a fixed rate per annum equal to 11.50% payable quarterly in arrears.

Also as discussed in a Form 8-K filed on August 1, 2016, the Company issued a notice of redemption to the holders of all of the Notes pursuant to the terms of the Indenture.  The Company redeemed the Notes and the Indenture was satisfied and discharged in August 2016.  As a result of this redemption and defeasance, there are no Notes outstanding and the Indenture is no longer effective.

If the Company fails to comply with the terms of its Credit Agreement as amended by the Fifth Amendment and Waiver or the terms of its Term B Credit Agreement, or is unsuccessful at further amending or waiving the Credit Agreement when the existing amendments and waivers expire (if such further amendment and waivers become necessary), then the Company may be subject to numerous penalties, including but not limited to the acceleration of all of its debt outstanding pursuant to the Credit Agreement and the Term B Credit Agreement.  In the event that the debt were to be accelerated, then the Company may need to seek alternative financing to satisfy its obligations.  This alternative financing may not be available to the Company on terms that are favorable to it, or at all.

The Company currently believes that cash generated from operations, together with other available sources of liquidity, including borrowings available under its Credit Agreement and the Term B Credit Agreement, will be sufficient for at least the next twelve months to fund anticipated capital expenditures, make required routine payments of principal and interest on debt as such payments become due, and pay the additional third party expenses that the Company continues to incur as a result of the ongoing work relating to the filing of its financial statements. A table setting forth the Company’s outstanding indebtedness as of September 30, 2016, is included below.

As of September 30, 2016, the Company had $104.1 million in liquidity as defined in its Credit Agreement.   This was comprised of $13.6 million in cash and cash equivalents in its bank accounts and $90.5 million of available borrowing capacity under its revolving credit line.   As of September 30, 2016 the Company’s cash and cash equivalents for financial statement purposes were $2.1 million, which reflected $13.6 million in bank cash balances after reduction for outstanding un-cleared checks and related items.

As of September 30, 2016, the Company’s Aggregate Revolving Commitment under its Credit Agreement was $118.3 million.   Of this amount, the Company had $13.9 million in limitations on its revolving availability under the Credit Agreement, had borrowed $8.0 million and had utilized a further $5.9 million for letters of credit, resulting in $90.5 million of available borrowing capacity.

Table of Debt

Amounts are preliminary and subject to material change

(In millions; Unaudited)

As of September 30, 2016

Revolving Credit Facility	$8
Term Loan under Existing Credit Facility	183
New Term B Credit Agreement	275
Subordinated Seller Notes, non-collateralized, net of unamortized discount and principal	12
Capital Leases, including Build to Suit	18
Total debt	496
Cash and cash equivalents	2
Total Debt, less Cash and cash equivalents	$494

Item 8.01              Other Events.

Revised Estimated Impact of Restatements

The Company disclosed in its Prior Form 8-Ks, in particular those Current Reports on Form 8-K filed on February 17, 2015, June 9, 2015, November 12, 2015, February 26, 2016 and May 10, 2016, that it will be restating its financial statements and other financial data for a number of historical periods (the “Non-Reliance Periods”) to correct accounting misstatements.  The amounts disclosed below reflect the Company’s current expectations relating to the effect of each of the misstatements known to date on the Non-Reliance Periods. The Company has determined that the net cumulative effect on each of the Non-Reliance Periods is material, and the Company expects to discuss in more detail the impact of the individual misstatements in the Company’s restated financial statements and other financial data in its filings to be made with the SEC that include the Non-Reliance Periods.

Certain of the information contained in the tables set forth below has changed since the Company provided its last estimates of this data in its Current Report on Form 8-K filed on May 10, 2016.  Included in the tables is a summary of the significant changes in the information presented since the May 10, 2016 disclosure, which is described in the table as a reconciliation of adjustments.  Unless otherwise identified in the tables below, the data contained in each of the tables has not materially changed from the data presented by the Company for such period in its Current Report on Form 8-K filed on May 10, 2016.

In addition to other areas, the Company continues to review its accounting for valuing work-in-process inventory, accounts receivable, and property, plant, and equipment.  Changes to previously reported adjustment amounts relating to these matters are included in the tables below.

In its Current Report on Form 8-K filed on May 10, 2016, the Company had preliminarily disclosed the effect of identified differences between its original estimates of accounts receivable allowances and its subsequent realization of receivables as misstatements arising in the historical period in which the original transactions were recognized.  The Company has now applied corrections to its historical accounts receivable allowances through the revision of incorrect data and assumptions originally utilized in its methodology.  Accordingly, the Company’s application of adjustments as presented below utilized contemporaneous historical collection experience as the basis for establishing estimates of required accounts receivable allowances in each restatement period.

Since its reporting of the estimated impacts of the restatements on the Non-Reliance Periods as disclosed in its Current Report on Form 8-K filed on May 10, 2016, the Company has identified additional misstatements. These additional misstatements have been included in the tables set forth below.  Changes to previously reported items generally relate to additional errors of similar nature identified in other balances or business units and to refinements to the Company’s determinations of the amounts of the previously reported misstatements.  Changes to previously reported items for other adjustments primarily relate to errors in the Company’s sales tax, bonus, and vacation accruals and in its escheatment process.  The new adjustments primarily relate to the following:

•                  Misstatements of net sales due primarily to the failure to timely identify and record certain refund obligations within the Patient Care segment.  This liability is established to reserve for revenue collected from third party payors and patients that the Company estimates will be refunded in a subsequent period.

•                  Misstatements of net sales and accounts receivable due to errors within the revenue accrual estimation model for goods delivered but not yet invoiced associated with the Company’s Patient Care segment.

•                  Misstatements of accrued liabilities and expenses due to errors in the Company’s accounts payable cut-off process.

•                  Understatement of other operating expenses due to not providing for an accrued loss for excess purchase commitments associated with the Company’s Products & Services segment in the second quarter of 2014.

The Company has not yet completed its final determination and review of the items listed below, and therefore the listed amounts are preliminary, unaudited, may not be complete and are subject to change.  While the Company expects to report the estimated adjustments described in this Current Report on Form 8-K, there can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional misstatements will not be identified.

The Company is in the process of, but has not yet completed, its final determination of the degree to which these errors will have an effect on the classification of the primary captions reported in its financial statements. Based on its review to date, the Company preliminarily anticipates that the restatements will result in the estimated adjustments to its unaudited “Income before taxes” identified in the tables below (amounts in thousands):

TABLE 1: Adjustments to Pre-Tax Income

(in thousands, amounts are unaudited, preliminary and subject to change)

Annual Periods

	Year Ended December 31, 2013	Year Ended December 31, 2012	Year Ended December 31, 2011	Year Ended December 31, 2010	Year Ended December 31, 2009
As reported - Income before taxes	$100,744	$98,169	$84,134	$34,535	$59,994
Total Adjustments	(29,561)	(25,037)	(21,273)	(6,098)	(11,681)
Restated - Income before taxes	$71,183	$73,132	$62,861	$28,437	$48,313

Summary of adjustments by category

Inventory Valuation	$(8,902)	$(11,042)	$(3,929)	$123	$(6,044)
Accounts Receivable	(10,311)	(2,045)	(12,952)	—	—
Leases	(640)	(1,627)	(375)	1,873	(1,548)
Property, Plant, & Equipment	(768)	(2,280)	(3,232)	(2,357)	(947)
Other Adjustments	(8,940)	(8,043)	(785)	(5,737)	(3,142)
Total Adjustments	$(29,561)	$(25,037)	$(21,273)	$(6,098)	$(11,681)

Reconciliation of current adjustments to previously reported adjustments (As disclosed on Form 8-K filed May 10, 2016)

Previously reported adjustments	$(30,610)	$(22,912)	$(10,688)	$(1,426)	$(6,943)

Changes:
New Adjustments:
Refund Liability	(3,252)	(187)	(184)	832	—
Revenue Accrual	(1,334)	(1,489)	1,777	(2,231)	(52)
A/P Cut-off	205	(1,477)	123	(2,250)	(7)
Other New Adjustments	$(89)	$(487)	$(403)	$519	$(102)
Subtotal - New Adjustments	(4,470)	(3,640)	1,313	(3,130)	(161)

Changes to Previously Reported
Inventory Valuation	$(815)	$(2,961)	$(701)	$243	$(3,152)
Accounts Receivable	5,861	7,711	(10,083)	—	—
Leases	90	(108)	(162)	(45)	34
Property, Plant, & Equipment	419	(545)	(1,840)	(718)	(166)
Other Adjustments	(36)	(2,582)	888	(1,022)	(1,293)
Subtotal - Changes to Adjustments	5,519	1,515	(11,898)	(1,542)	(4,577)

Total Changes	1,049	(2,125)	(10,585)	(4,672)	(4,738)
Total Adjustments	$(29,561)	$(25,037)	$(21,273)	$(6,098)	$(11,681)

2014 Interim Periods

	Three Months Ended March 31, 2014	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
As reported - Income before taxes	$9,932	$20,202	$30,134
Total Adjustments	(19,909)	(14,838)	(34,747)
Restated - Income before taxes	$(9,977)	$5,364	$(4,613)

Summary of adjustments by category

Inventory Valuation	(7,953)	(2,487)	(10,440)
Accounts Receivable	(10,318)	(6,039)	(16,357)
Leases	70	(440)	(370)
Property, Plant, & Equipment	146	194	340
Other Adjustments	(1,854)	(6,066)	(7,920)
Total Adjustments	$(19,909)	$(14,838)	$(34,747)

Reconciliation of current adjustments to previously reported adjustments (As disclosed on Form 8-K filed May 10, 2016)

Previously reported adjustments	$(17,843)	$(4,472)	$(22,315)

Changes:
New Adjustments:
Refund Liability	30	19	49
Revenue Accrual	1,997	(1,290)	707
A/P Cut-off	1,121	(307)	814
Excess Purchase Commitment	—	(3,301)	(3,301)
Other New Adjustments	(58)	(434)	(492)
Subtotal - New Adjustments	$3,090	$(5,313)	$(2,223)

Changes to Previously Reported
Inventory Valuation	$(2,069)	$(2,198)	$(4,267)
Accounts Receivable	(2,904)	(2,138)	(5,042)
Leases	22	(32)	(10)
Property, Plant, & Equipment	89	311	400
Other Adjustments	(294)	(996)	(1,290)
Subtotal - Changes to Adjustments	$(5,156)	$(5,053)	$(10,209)

Total Changes	(2,066)	(10,366)	(12,432)
Total Adjustments	$(19,909)	$(14,838)	$(34,747)

2013 Interim Periods

	Three Months Ended March 31, 2013	Three Months Ended June 30, 2013	Six Months Ended June 30, 2013	Three Months Ended Sept. 30, 2013	Nine Months Ended Sept. 30, 2013	Three Months Ended Dec. 31, 2013
As reported - Income before taxes	$14,939	$22,291	$37,230	$33,889	$71,119	$29,625
Total Adjustments	(9,793)	(4,988)	(14,781)	(9,461)	(24,242)	(5,320)
Restated - Income before taxes	$5,146	$17,303	$22,449	$24,428	$46,877	$24,305

Summary of adjustments by category

Inventory Valuation	$(2,801)	$(2,227)	$(5,028)	$(2,238)	$(7,266)	$(1,636)
Accounts Receivable	(2,224)	196	(2,028)	(5,902)	(7,930)	(2,381)
Leases	(669)	(450)	(1,119)	(650)	(1,769)	1,129
Property, Plant, & Equipment	(71)	(328)	(399)	(306)	(705)	(63)
Other Adjustments	(4,028)	(2,179)	(6,207)	(365)	(6,572)	(2,369)
Total Adjustments	$(9,793)	$(4,988)	$(14,781)	$(9,461)	$(24,242)	$(5,320)

Reconciliation of current adjustments to previously reported adjustments (As disclosed on Form 8-K filed May 10, 2016)

Previously reported adjustments	$(9,662)	$(8,350)	$(18,012)	$(8,403)	$(26,415)	$(4,196)

Changes:
New Adjustments:
Refund Liability	(31)	26	(5)	(12)	(17)	(3,235)
Revenue Accrual	(216)	(657)	(873)	1,455	582	(1,916)
A/P Cut-off	738	(153)	585	164	749	(544)
Other New Adjustments	346	(483)	(137)	(140)	(277)	188
Subtotal - New Adjustments	$837	$(1,267)	$(430)	$1,467	$1,037	$(5,507)

Changes to Previously Reported
Inventory Valuation	$(597)	$1,412	$815	$(1,807)	$(992)	$177
Accounts Receivable	1,391	3,283	4,674	(1,467)	3,207	2,654
Leases	69	125	194	(125)	69	21
Property, Plant, & Equipment	(175)	34	(141)	105	(36)	455
Other Adjustments	(1,656)	(225)	(1,881)	769	(1,112)	1,076
Subtotal - Changes to Adjustments	$(968)	$4,629	$3,661	$(2,525)	$1,136	$4,383

Total Changes	(131)	3,362	3,231	(1,058)	2,173	(1,124)
Total Adjustments	$(9,793)	$(4,988)	$(14,781)	$(9,461)	$(24,242)	$(5,320)

Goodwill Impairment

As of September 30, 2016, the preliminary carrying value of the Company’s goodwill was approximately $718.4 million.  The Company reported in a Form 8-K filed on June 22, 2016 that, prompted by a significant decline in the market capitalization of the Company’s common stock following the Company’s announcements included in its Form 8-K filed with the SEC on February 26, 2016, management engaged a third-party valuation firm to prepare the first step of a two-step interim impairment test of its goodwill as of March 31, 2016.  Based on the results of this first step impairment test, Company management, in consultation with the Audit Committee of the Company’s Board of Directors, made at that time a preliminary assessment that it is more likely than not that the Company will record a material non-cash goodwill impairment charge.  Similarly, the Company is assessing its other indefinite lived intangibles for potential impairment.  Management continues to assess the timing of when the impairment occurred, but currently believes the impairment charge will be recorded no later than in the first quarter of 2016.  It is also possible that the Company may come to the conclusion that the impairment occurred effective in either the third or fourth quarter of 2015.

The Company will not be able to make a final determination regarding the existence of the impairment charge, the amount of the likely impairment charge or the period in which the impairment charge will occur until it has completed its financial accounting for 2014, 2015, and the first quarter of 2016, and has performed the second required step of its goodwill impairment analysis, which will involve the measurement of the impairment amount.

The statements in this Current Report on Form 8-K regarding, among others, the expected impact of the restatement, the estimated cash flow data for various periods, expected liquidity, the expected timing of the Company’s filings and the existence, amount or period of incurrence of any impairment charge constitute forward-looking statements that are based on the Company’s current expectations.  The Company’s final financial statements, including its restated financial statements, will be included in filings that the Company files with the SEC after the Company has completed its work on its restated financial statements, and after the Audit Committee of the Board of Directors has completed its review of the financial statements and other financial data.  See “Disclosures About Forward-Looking Statements” below.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the Securities and Exchange Commission; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data or other corporate actions. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended June 30, 2014 as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015, each as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: November 17, 2016